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                  [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]




                                                               February 8, 2002

Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

         We have been requested by Medis Technologies Ltd. ("Company"), a Delaware corporation, to furnish our opinion in connection with the registration statement ("Registration Statement") on Form S-1, as amended, filed concurrently herewith, with respect to the registration of subscription rights to purchase 3,500,000 shares of our common stock and warrants to purchase 1,753,278 shares of our common stock.

         We have examined the Registration Statement, and based on the facts and representations contained therein, it is our opinion that the summary set forth under the heading "Certain United States Federal Income Tax Consequences" in the Registration Statement accurately describes, in all material respects, the material United States federal income tax consequences of the issuance of subscription rights and warrants to holders of our common stock that may be relevant with respect to the distribution, lapse and exercise of subscription rights or warrants and sale of our common stock, but does not purport to discuss all United States federal income tax consequences that may be relevant to a particular holder of subscription rights or warrants in light of such holder's particular circumstances.

         The foregoing opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We undertake no obligation to update this opinion in respect of any such changes.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,

                                        /s/ Sonnenschein Nath & Rosenthal

                                        SONNENSCHEIN NATH & ROSENTHAL